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                              EXHIBIT 21

                      SUBSIDIARIES OF REGISTRANT


              NAME OF SUBSIDIARY               STATE OF FORMATION

              Bank of Alma                     Michigan
              Firstbank                        Michigan
              1st Bank                         Michigan
              Bank of Lakeview                 Michigan
              Niles Agency, Incorporated       Michigan
              1st Armored, Incorporated        Michigan
              1st Collections, Incorporated    Michigan